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                                                                   EXHIBIT 1.0

                                                         Draft of April 17, 1998



                                7,000,000 Shares
                        PERSONNEL GROUP OF AMERICA, INC.
                                  Common Stock
                             UNDERWRITING AGREEMENT

                                                              ____________, 1998



SMITH BARNEY INC.
NATIONSBANC MONTGOMERY SECURITIES LLC
J.C. BRADFORD & CO.
THE ROBINSON-HUMPHREY COMPANY LLC
CLEARY GULL REILAND & MCDEVITT INC.
  As Representatives of the
   several Underwriters
c/o Smith Barney Inc.
   388 Greenwich Street
   New York, New York 10013

Dear Sirs:

         Personnel Group of America, Inc., a Delaware corporation (the "Company"), proposes to sell an aggregate of 7,000,000 shares (the "Firm Shares") of the Company's Common Stock, $.01 par value per share (the "Common Stock"), to you and to the several other Underwriters named in Schedule I hereto (collectively, the "Underwriters"), for whom you are acting as representatives (the "Representatives"), in connection with the offering and sale of such shares of Common Stock. The Company has also agreed to grant to you and the other Underwriters an option (the "Option") to purchase up to an additional 1,050,000 shares of Common Stock (the "Option Shares") on the terms and for the purposes set forth in Section l(b). The Firm Shares and the Option Shares are referred to collectively herein as the "Shares."

         The Company confirms as follows its agreement with the Representatives and the several other Underwriters.

         1. Agreement to Sell and Purchase.

            a. On the basis of the respective representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, (i) the Company agrees to sell to the several Underwriters and (ii) each of the Underwriters, severally and not jointly, agrees to purchase from the

Company, at a purchase price of $__________ per share, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I, plus such additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to Section 8 hereof.

            b. Subject to all the terms and conditions of this Agreement, the Company grants the Option to the several Underwriters to purchase, severally and not jointly, up to 1,050,000 Option Shares from the Company at the same price per share as the Underwriters shall pay for the Firm Shares. The Option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Prospectus, upon written or telegraphic notice (the "Option Shares Notice") by the Representatives to the Company no later than 12:00 noon, New York City time, at least two and no more than five business days before the date specified for closing in the Option Shares Notice (the "Option Closing Date") setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On the Option Closing Date, the Company will issue and sell to the Underwriters the number of Option Shares set forth in the Option Shares Notice, and each Underwriter will purchase such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by the Representatives in such manner as they deem advisable to avoid fractional shares.

         2. Delivery and Payment. Delivery of the Firm Shares shall be made to the Representatives for the accounts of the Underwriters against payment of the purchase price by check(s) or by wire transfer in same-day available funds to the account of the Company. Delivery to the Representatives of and payment for the Firm Shares shall be made at the offices of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, at 10:00 A.M., New York City time, on ______________ (the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between you and the Company.

         To the extent the Option is exercised, delivery of the Option Shares against payment by the Underwriters (in the manner specified above) will take place at the time and date (which may be the Closing Date) specified in the Option Shares Notice.

         The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Firm Shares and Option Shares by the Company to the respective Underwriters shall be borne by the Company. The Company will pay and save each Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Firm Shares and Option Shares.

         3. Representations and Warranties of the Company. The Company represents, warrants and covenants to each Underwriter that:

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            a. A registration statement (Registration No. 333-49815) on Form S-3 relating to the Shares, including a preliminary prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The registration statement contains a preliminary prospectus, as contemplated by Rule 430 or Rule 430A ("Rule 430A") of the Rules and
Regulations, to be used in connection with the offering and sale of the Shares. The term "Preliminary Prospectus" as used herein means a preliminary prospectus included at any time as part of the registration statement. Copies of such registration statement and amendments have been delivered to the Representatives and copies of each related preliminary prospectus have been delivered to the Representatives of the Underwriters. The term "Registration Statement" means the registration statement as amended at the time it becomes or became effective
(the "Effective Date"), including financial statements and all exhibits and any information deemed to be included by Rule 430A or Rule 434 of the Rules and Regulations. If the Company files a registration statement to register a portion of the Shares and relies on Rule 462(b) of the Rules and Regulations for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to the "Registration Statement" shall be deemed to include the Rule 462 Registration Statement, as amended from time to time. The term "Prospectus" means the prospectus relating to the Shares in the form it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective
Date. Any reference herein to the registration statement, the Registration Statement, the Preliminary Prospectus, any Rule 462 Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form S-3 under the Act, as of the date of registration statement, the Registration Statement, the Preliminary Prospectus, any Rule 462 Registration Statement or the Prospectus, as the case may be, and any reference to any amendment or supplement to the registration statement, the Registration Statement, the Preliminary Prospectus, any Rule 462 Registration Statement or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") and deemed incorporated by reference pursuant to Form S-3 under the Act. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in registration statement, the Registration Statement, the Preliminary Prospectus, any Rule 462 Registration Statement, the Prospectus or any amendment or supplement thereto.

            b. The Company meets the requirements for use of Form S-3 under the Act. On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times subsequent to and including the Closing Date and, if later, the Option Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement


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and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included in the Prospectus, did or will comply as to form in all material respects with all applicable provisions of the Act and the Rules and Regulations and will contain all statements required to be stated therein in accordance with the Act and the Rules and Regulations.


         On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement or any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date and, if later, the Option Closing Date, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this
Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. For all purposes of this Agreement, information in the last paragraph on the cover of the Prospectus, the information on page 2 of the Prospectus regarding stabilization and the information in the table under the caption "Underwriting" and the second, fifth and seventh paragraphs following the table under the caption "Underwriting" in the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Preliminary Prospectus, the Registration Statement or the Prospectus. The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectus, the Prospectus or any other materials, if any, permitted by the Act.

                  c. The only subsidiaries (as defined in the Rules and Regulations) of the Company are the subsidiaries disclosed in the Registration Statement or listed in an exhibit to an Incorporated Document (the "Subsidiaries"). The Company and each of its Subsidiaries is, and at the Closing Date will be, a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company and each of its Subsidiaries has, and at the Closing Date will have, full corporate power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company and each of its Subsidiaries is, and at the Closing Date will be, duly qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such qualification necessary except where the failure to do so would not have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole. All of the outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued and are fully paid


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and non-assessable and, except as described in the Registration Statement and
Prospectus, are owned by the Company free and clear of all liens, encumbrances and claims whatsoever.

             Except for the stock of the Subsidiaries and as disclosed in the Registration Statement, the Company does not own, and at the Closing Date will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity.

             Complete and correct copies of the certificate of incorporation
(or articles of incorporation, as the case may be) and of the by-laws of the Company and each of its Subsidiaries and all amendments thereto have been made available to the Representatives, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date.

                  d. The outstanding shares of Common Stock have been, and the Shares to be issued and sold by the Company upon such issuance will be, duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive right under the Company's certificate of incorporation or Delaware law or similar right. The description of the Common Stock in the Registration Statement and the Prospectus is, and at the Closing Date will be, complete and accurate in all material respects. Except as set forth in the Prospectus and except for options granted, or shares of Common Stock issued, pursuant to employee benefit plans described in the Registration Statement and the Prospectus, the Company does not have outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock, any shares of capital stock of any Subsidiary or any such warrants, convertible securities or obligations.

                  e. The financial statements and schedules included in the Registration Statement or the Prospectus present fairly the consolidated financial condition of the Company as of the respective dates thereof and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. The pro forma financial statements and other pro forma financial information included in the Registration Statement or the Prospectus (i) present fairly in all material respects the information shown therein, (ii) have been prepared in accordance with all applicable rules and guidelines of the Commission with respect to pro forma financial statements and (iii) have been properly computed on the bases described therein. The assumptions used in the preparation of the pro forma financial statements and other pro forma financial information included in the Registration Statement or the Prospectus are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. Other than those of the Company, no other financial statements or schedules of the Company are required by the Act or the Rules and Regulations to be included in the Registration Statement or the


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Prospectus or, as of the Effective Date and the date of the Prospectus, to be filed with a document which upon filing with the Commission would become an Incorporated Document. Each of Price Waterhouse LLP and Arthur Andersen LLP (the "Accountants"), who has reported on the financial statements and schedules for the Company, as of the date of such financial statement or schedule, was an independent public accountant under Rule 101 of the AICPA's Code of Professional Conduct and as required by the Act and the Rules and Regulations.

                  f. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  g. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus or as may have occurred or may occur in the ordinary course of business, (i) there has not been and will not have been any change in the capitalization of the Company, or any material adverse change in the business, properties, financial condition or results of operations of the Company and its Subsidiaries taken as a whole, (ii) neither the Company nor any of its Subsidiaries has incurred nor will it incur any material liabilities or obligations, direct or contingent, nor has it entered into nor will it enter into any material transactions other than pursuant to this Agreement and the transactions referred to herein and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

                  h. The Company is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  i. Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or threatened against or affecting the Company or any of its Subsidiaries or any of their respective officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding is reasonably probable which would materially and adversely affect the business, properties, financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

                  j. Except as would not have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole, the Company and each of its Subsidiaries has, and at the Closing Date will have, (i) all governmental licenses, permits, consents, orders, approvals and other


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authorizations necessary to carry on its business as contemplated in the
Prospectus, (ii) complied in all respects with all laws, regulations and orders applicable to it or its business and (iii) performed all of its obligations required to be performed by it, and is not, and at the Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument which is listed as an exhibit to the Registration Statement or which is material to the Company and its Subsidiaries taken as a whole (collectively, a "contract or other agreement") to which it is a party or by which its property is bound. To the best knowledge of the Company and each of its Subsidiaries, no other party under any contract or other agreement to which it is a party is in default in any respect thereunder. Neither the Company nor any of its Subsidiaries is, nor at the Closing Date will any of them be, in violation of any provision of its certificate of incorporation, or articles of incorporation, as the case may be, or by-laws.

                  k. No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Shares by the Company, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with the taking by the Company of any action contemplated hereby, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws, the rules of the New York Stock Exchange or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Shares to be sold by the Company.

                  l. The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with the terms hereof, except as enforcement hereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and subject to the applicability of general principles of equity, and except as rights of indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy. The performance of this Agreement, the consummation of the transactions contemplated hereby and the application of the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds" will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the certificate of incorporation or articles of incorporation, as the case may be, or by-laws of the Company or any of its Subsidiaries, any contract or other agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its Subsidiaries.


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                  m. The Company and each of its Subsidiaries owns all
properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material to the business of the Company and its Subsidiaries taken as a whole. The Company and each of its Subsidiaries has valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it, with such exceptions as are not material to the Company and its Subsidiaries taken as a whole.

                  n. There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Document which is not described or filed as required. All such contracts to which the Company or any Subsidiary is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against the Company or such Subsidiary in accordance with the terms thereof, except as enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and subject to the applicability of general principles of equity.

                  o. No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Representatives was or will be, when made, inaccurate, untrue or incorrect.

                  p. Neither the Company nor, to the Company's knowledge, any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                  q. No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement, except such rights as have been duly and validly waived.

                  r. The Shares are duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange and shares of the Company's Common Stock have been listed on and in compliance with the requirements for continued listing on the New York Stock Exchange since at least January 1, 1998.

                  s. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is any such dispute threatened, which would have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                  t. The Company and its Subsidiaries own, or are licensed or otherwise have the full right to use, all material trademarks and trade names which are described in the Prospectus. To the best knowledge of the Company, no pending claims

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have been asserted by any person to the use of any such trademarks or trade names or challenging or questioning the validity or effectiveness of any such trademark or trade name. The use, in connection with the business and operations of the Company and its Subsidiaries of such trademarks and trade names does not, to the Company's knowledge, infringe on the rights of any person.

                  u. Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus.

                  v. The Company has complied, and until the completion of the distribution of the Shares will comply, with all of the provisions of (including, without limitation, filing all forms required by) Section 517.075 of the Florida Securities and Investor Protection Act and regulation 3E-900.001 issued thereunder with respect to the offering and sale of the Shares.

                  w. The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such document was filed), conformed in all material respects with the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further Incorporated Documents will, when so filed, be filed in a timely manner and conform in all material respects with the requirements of the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.


             4. Agreements of the Company. The Company agrees with the several Underwriters as follows:

                  a. The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by a Underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus or file any information, documents or reports pursuant to the Exchange Act which upon filing becomes an Incorporated Document, unless a copy thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing thereof and the Representatives shall not have objected thereto in good faith.

                  b. The Company will use its best efforts to cause the Registration Statement to become effective, and will notify the Representatives promptly, and will confirm such advice in writing, (1) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (2) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the Commission of


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any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (4) of the happening of any event during the period mentioned in the second sentence of
Section 4(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (5) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. The Company will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 430A and to notify the Representatives promptly of all such filings.

                  c. The Company will furnish to each of the Representatives, without charge, two conformed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules and, if requested, all Incorporated Documents and all exhibits thereto, and will furnish to the Representatives without charge for transmittal to each of the other Underwriters one conformed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits.

                  d. The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

                  e. On the business day following the date of this Agreement, and thereafter from time to time, the Company will deliver (i) to each of the Underwriters, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Representatives may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto or any document incorporated therein by the several Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law or to file under the Exchange Act any document which upon filing becomes an Incorporated Document, the Company will forthwith prepare and, subject to Section 4(a) hereof, duly file with the Commission an appropriate supplement or amendment thereto or Incorporated Document, and will deliver to each of the Underwriters, without charge, such number of copies of such supplement or amendment to the Prospectus as the Representatives may reasonably request.

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

                  f. Prior to any public offering of the Shares, the Company will cooperate with the Representatives and counsel to the Underwriters in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside of the United States; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

                  g. During the period of five years commencing on the Effective Date, the Company will furnish to the Representatives upon request and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of its Common Stock and will furnish to the Representatives and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission.


                  h. The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the Effective Date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

                  i. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Representatives, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to, costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, Prospectus and any amendment or supplement to the Registration Statement or Prospectus or any Incorporated Document, (2) the preparation and delivery of certificates representing the Shares, (3) the printing of this Agreement, the Agreement Among Underwriters, any Dealer Agreements, any Underwriters' Questionnaire and the Agreement and Power of Attorney, (4) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, including all Incorporated Documents, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (5) the supplemental listing of the Shares on the New York Stock Exchange, (6) any filings required to be made by the Underwriters with the NASD, (7) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(f), including the fees, disbursements and other charges of counsel (including counsel in Canadian provinces and territories) to the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue

Sky memoranda, (8) counsel to the Company, (9) the transfer agent for the Shares and (10) the Accountants.

                  j. If this Agreement shall be terminated by the Underwriters pursuant to any of the provisions hereof (otherwise than pursuant to Section 7 or Section 8 hereof) or if for any reason the Company shall be unable to perform its obligations, the Company will reimburse the several Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by them in connection herewith, including those fees and expenses referred to in Section 4(i). The Company shall have no reimbursement obligation under this Section 4(j) if this Agreement is terminated by the Company pursuant to the second paragraph of Section 8 hereof.


                  k. The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

                  l. The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds."

                  m. The Company will not, and will cause each of its executive officers and directors to enter into agreements with the Representatives in the form set forth in Exhibit A to the effect that they will not, for a period of 90 days after the commencement of the public offering of the Shares, without the prior written consent of Smith Barney Inc., sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to acquire such shares (other than, in the case of the Company: (i) pursuant to employee stock option plans;
(ii) in connection with other employee incentive compensation arrangements;
(iii) upon conversion of the Company's 5 3/4% Convertible Subordinated Notes due 2004; (iv) in connection with acquisitions, provided that the persons to whom any such shares or rights are issued pursuant to this clause (iv) have agreed with the Underwriters not to resell such shares or rights for at least the duration of the 90-day lock-up period described above; or (v) or as otherwise described in the Registration Statement).

         5. Conditions of the Obligations of the Underwriters. The obligations of each Underwriter hereunder are subject to the following conditions:

                  a. Notification that the Registration Statement has become effective shall be received by the Representatives not later than 5:00 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Representatives and all filings required by Rule 424 of the Rules and Regulations and Rule 430A shall have been made.

                  b. (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus, or any information, documents or reports pursuant to the Exchange Act which upon filing becomes an Incorporated Document, shall have been filed unless a copy thereof was first submitted to the Representatives and the Representatives do not object thereto in good faith, except with respect to any such amendment or supplement or Incorporated Document that is required by law and the Representatives do not reasonably object as to the form thereof, and the Representatives shall have received certificates, dated the Closing Date and the Option Closing Date and signed by the Chief Executive Officer or the Chairman of the Board of Directors of the Company and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).


                  c. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, properties, management, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (ii) neither the Company nor any of its Subsidiaries shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the judgment of the Representatives any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the initial public offering price.


                  d. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its Subsidiaries or any of their respective officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would materially and adversely affect the business, properties, business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole.


                  e. Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date as if made at the Closing Date and, with respect to the Option Shares, each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Option Closing Date, and all covenants and agreements contained herein to be performed on the part of the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the Option Closing Date, shall have been duly performed, fulfilled or complied with.

                  f. The Representatives shall have received opinions, each dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, and satisfactory in form and substance to counsel for the Underwriters, from Robinson, Bradshaw & Hinson, P.A., counsel to the Company, to the effect set forth in Exhibit B.

                  g. The Representatives shall have received an opinion, dated the Closing Date and the Option Closing Date, from Dewey Ballantine LLP, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Representatives.

                  h. On the date of the Prospectus, the Accountants shall have furnished to the Representatives one or more letters, each dated the date of its delivery, addressed to the Representatives and in form and substance satisfactory to the Representatives, confirming that they are independent accountants with respect to the Company as required by the Act and the Rules and Regulations and with respect to the financial and other statistical and numerical information contained in the Registration Statement. At the Closing Date and, as to the Option Shares, the Option Closing Date, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the Closing Date and the Option Closing Date, as the case may be, which would require any material change in their letter dated the date of the Prospectus, if it were required to be dated and delivered at the Closing Date and the Option Closing Date.

                  i. At the Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished to the Representatives a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Representatives, to the effect that:

                           i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) since the Effective Date, no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect.

                           ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is dated, true and correct in all material respects.


                           iii) Each of the covenants required to be performed by the Company herein on or prior to the date of such certificate has been performed in all material respects, and each condition herein required to be satisfied or fulfilled on or prior to the date of such certificate has been satisfied or fulfilled in all material respects.

                  j. On or prior to the Closing Date, the Representatives shall have received the executed agreements referred to in Section 4(m).

                  k. The Shares shall be qualified for sale or exempt from qualification in such jurisdictions as the Representatives may reasonably request (subject to Section 4(f)), and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date or the Option Closing Date.

                  l. Prior to the Closing Date, the Shares shall have been duly authorized for listing by the New York Stock Exchange upon official notice of issuance.

                  m. The Company shall have furnished to the Representatives such certificates, in addition to those specifically mentioned herein, as the Representatives may have reasonably requested as to the accuracy and completeness at the Closing Date and the Option Closing Date of any statement in the Registration Statement or the Prospectus as to the accuracy at the Closing Date and the Option Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its and their respective obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Representatives.

               6. Indemnification.

                  a. The Company will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or any

Incorporated Document, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, provided that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission
(i) made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of any Underwriter expressly for inclusion in the Registration Statement, the Preliminary Prospectus or the Prospectus or (ii) with respect to the Underwriter from whom the person asserting the loss, claim, liability, expense or damage purchased Shares, made in any preliminary prospectus if a copy of the Prospectus (as amended or supplemented, if the Company shall have furnished the Underwriters with such amendments or supplements thereto on a timely basis) was not delivered by or on behalf of such Underwriter to the person asserting the loss, claim, liability, expense or damage at or prior to the written confirmation of the sale of the Shares and the Prospectus (so amended or supplemented) would have corrected such untrue statement or omission. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

                  b. Each Underwriter will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of such Underwriter expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus. This indemnity will be in addition to any liability that each Underwriter might otherwise have.

                  c. Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless
(1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on written advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to any other person represented by such counsel in such matter, (3) a conflict or potential conflict exists (based on written advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties.

         It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability that may arise out of such claim, action or proceeding.

                  d. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Underwriters, the Company and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and any one or more of the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Representatives on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

          Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each director of the Company and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

                  e. The indemnity and contribution agreements contained in this
Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of
(i) any
investigation made by or on behalf of the Underwriters, (ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

         7. Termination. The obligations of the several Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice to the Company from the Representatives, without liability on the part of any Underwriter to the Company, if, prior to delivery and payment for the Shares (or the Option Shares, as the case may be), in the sole judgment of the Representatives, (i) trading in any of the equity securities of the Company shall have been suspended by the Commission, by an exchange that lists such securities or by the NASDAQ Stock Market, (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by either Federal or New York State authorities or (iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus.

         8. Effective Date of Agreement; Substitution of Underwriters. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto or a Rule 462 Registration Statement to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the registration statement or such post-effective amendment or Rule 462 Registration Statement has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, by notifying the Company.

         If any one or more of the Underwriters shall fail or refuse to purchase any of the Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, the other Underwriters shall be obligated, severally, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Firm Shares which they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of Firm Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Representatives may specify; provided that in no event shall the maximum number of Firm Shares which any Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this
Section 8 by more than one-
ninth of the number of Firm Shares agreed to be purchased by such Underwriter without the prior written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase any Firm Shares and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm Shares and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, or the Company for the purchase or sale of any Shares under this Agreement. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         9. Miscellaneous. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 6302 Fairview Road, Charlotte, North Carolina 28210, Attention: Ken R. Bramlett, Jr. or (b) if to the Underwriters, to the Representatives at the offices of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division, with a copy to Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, Attention: Donald J. Murray, Esq. Any such notice shall be effective only upon receipt. Any notice under Section 7 or 8 may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.

         This Agreement has been and is made solely for the benefit of the several Underwriters, the Company and of the controlling persons, directors and officers referred to in Section 6 and their respective successors and assigns. No other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from any of the several Underwriters.

         Any action required or permitted to be taken by the Representatives under this Agreement may be taken by them jointly or by Smith Barney Inc.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

         This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  The Company and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

                  This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Representatives and the Company.

                  Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

                                          Very truly yours,

                                          PERSONNEL GROUP OF AMERICA, INC.


                                          By:
                                             ---------------------------------
                                          Title:
                                                ------------------------------




Confirmed as of the date first
above-mentioned:

SMITH BARNEY INC.
NATIONSBANC MONTGOMERY SECURITIES LLC
J.C. BRADFORD & CO.
THE ROBINSON-HUMPHREY COMPANY LLC
CLEARY GULL REILAND & MCDEVITT INC.

On behalf of the several Underwriters
named in Schedule I hereof.

By:    SMITH BARNEY INC.


       By:
          -------------------------------
                Managing Director

                                   SCHEDULE I

                                  UNDERWRITERS






                                                                                       Number of
                       Names of                                                        Firm Shares
                     Underwriters                                                    to be Purchased
-------------------------------------------------                                    ---------------
Smith Barney Inc...............................................................
NationsBanc Montgomery Securities LLC..........................................
J.C. Bradford & Co.............................................................
The Robinson-Humphrey Company LLC..............................................
Cleary Gull Reiland & McDevitt Inc.............................................


                                                                                         ---------
Total...........................................................................         7,000,000
                                                                                         =========

                                    EXHIBIT A





                        PERSONNEL GROUP OF AMERICA, INC.


                                 LOCK-UP LETTER


                              ______________, 1998



SMITH BARNEY INC.
NATIONSBANC MONTGOMERY SECURITIES LLC
J.C. BRADFORD & CO.
THE ROBINSON-HUMPHREY COMPANY, LLC
CLEARY GULL REILAND & McDEVITT INC.

c/o    SMITH BARNEY INC.
       388 Greenwich Street
       New York, New York  10013

Dear Sirs:

         In connection with the proposed public offering of shares of Common Stock, par value $.01 per share (the "Common Stock"), of Personnel Group of America, Inc. (the "Company"), for which a Registration Statement on Form S-3 is or will be filed with the Securities and Exchange Commission, the Company proposes to enter into an underwriting agreement (the "Underwriting Agreement") with you.

         In consideration of your entering into the Underwriting Agreement and the transactions contemplated thereby and for other good and valuable consideration, the undersigned hereby irrevocably agrees that without the prior written consent of Smith Barney Inc., the undersigned will not publicly announce or disclose any intention to, and will not, directly or indirectly, sell, offer to sell, solicit an offer to buy, contract to sell, loan, pledge, grant any option to purchase, or otherwise transfer or dispose of, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (such shares of Common Stock or securities are collectively referred to as the "Securities"), for a period of 90 days after the Effective Date, as defined in the Underwriting Agreement (the "Lock-Up Period"), unless pursuant to a bona fide gift to a person who agrees in writing with you to be bound by the provisions of this agreement. Prior to the expiration of such period, the undersigned will not publicly announce or disclose any intention to do anything after the expiration of such period which the undersigned is prohibited, as provided in the preceding sentence, from doing during such period. The foregoing restriction is expressly agreed to preclude the holder of the Securities from engaging in any hedging, pledge or other transaction which is designed to, or which may reasonably be expected to lead to or result in a disposition of Securities during the Lock-Up Period even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging, pledge or other transactions would include without limitation any short sale (whether or not against the box), any pledge of shares covering an obligation that matures, or could reasonably mature during the Lock-Up Period, or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Securities.

         The undersigned agrees that the provisions of this agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.

         In furtherance of the foregoing, the Company and First Union National Bank, its Transfer Agent, are hereby authorized to decline to make any transfer of Securities if such transfer would constitute a violation or breach of this letter agreement.

         It is understood that, if the Underwriting Agreement does not become effective (other than the provisions thereof which survive termination) or shall terminate or be terminated prior to payment for and delivery of the Common Stock, you will release us from our obligations under this letter agreement.

                                    Very truly yours,


                                    Name:
                                         --------------------------------------
                                    Address:  6302 Fairview Road, Suite 201
                                              Charlotte, North Carolina  28210

                                    EXHIBIT B





                    Form of Opinion of Counsel to the Company


         1. The Company and each of its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company is the sole record owner of all of the capital stock of each of its Subsidiaries.

         2. All of the outstanding shares of Common Stock have been, and the Shares, when paid for by the Underwriters in accordance with the terms of the Agreement, will be, duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive right under Delaware law or the Company's certificate of incorporation or to such counsel's knowledge, any similar right. Except as described in the Registration Statement or the Prospectus, to the best of our knowledge, there is no commitment or arrangement to issue, and, other than options granted, or shares of Common Stock issued, pursuant to employee benefit plans described in the Registration Statement and the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, any share of capital stock of the Company or any Subsidiary to any person or any security or other instrument that by its terms is convertible into, exercisable for or exchangeable for capital stock of the Company.

         3. To the best of our knowledge, no consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required by the Company in connection with the authorization, issuance, transfer, sale or delivery of the Shares by the Company pursuant to the Agreement or in connection with the taking by the Company of any action contemplated thereby, except such as have been obtained under the Act and the Rules and Regulations and such as may be required under state securities or "Blue Sky" laws, the rules of the New York Stock Exchange or by the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares to be sold by the Company.

         4. The authorized and, based solely on a review of the stock records of the Company, the issued and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus under the caption "Capitalization." The description of the Common Stock contained in the Prospectus is complete and accurate in all material respects. The form of certificate used to evidence the Common Stock is in due and proper form and complies with Delaware law.

         5. The Registration Statement and the Prospectus comply in all material respects as to form with the requirements of the Act and the Rules and Regulations

(except that we express no opinion as to financial statements, schedules and other statistical and financial data contained in the Registration Statement or the Prospectus).

         6. To the best of our knowledge, any instrument, document, lease, license, contract or other agreement (each a "Document" and collectively, the "Documents") required to be described or referred to in the Registration Statement or the Prospectus has been properly described or referred to therein and any Document required to be filed as an exhibit to the Registration Statement or any Incorporated Document has been filed as an exhibit thereto or has been incorporated as an exhibit by reference in the Registration Statement and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any Document filed or required to be filed as an exhibit to the Registration Statement.

         7. To the best of our knowledge, except as disclosed in the Registration Statement or the Prospectus, no person or entity has the right to require the registration under the Act of shares of Common Stock or other securities of the Company by reason of the filing or effectiveness of the Registration Statement.

         8. To the best of our knowledge, the Company is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment or decree, except as may be described in the Prospectus or such as in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business or assets of the Company and the Subsidiaries, taken as a whole.

         9. All descriptions in the Prospectus of statutes, regulations or legal or governmental proceedings are accurate and fairly present the information required to be shown.

         10. The Company has full corporate power and authority to enter into the Agreement, and the Agreement has been duly authorized, executed and delivered by the Company, is a valid and binding agreement of the Company and, except for the indemnification and contribution provisions thereof, as to which we express no opinion, is, assuming for this purpose that the law of the State of North Carolina is identical to the law of the State of New York, enforceable against the Company in accordance with the terms thereof.

         11. The execution and delivery by the Company of, and the performance by the Company of its agreements in, the Agreement, does not and will not (i) violate the certificate of incorporation or by-laws of the Company, (ii) breach or result in a default under, cause the time for performance of any obligation to be accelerated under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms of, any document filed as an exhibit, or incorporated by reference as an exhibit, to the Registration Statement, (iii) breach or otherwise violate any existing obligation of the Company under any court or administrative order, judgment or decree of which we have knowledge or
(iv) violate applicable provisions of any statute or regulation in the State of Delaware or of the United States.

         12. The Shares have been duly authorized for listing by the New York Stock Exchange upon official notice of issuance.

         We hereby confirm to you that we have been advised by the Commission that the Registration Statement has become effective under the Act and that no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is threatened, pending or contemplated.

         We hereby further confirm to you that we are aware of no actions, suits, proceedings or investigations pending or overtly threatened in writing against the Company or any of their respective officers or directors in their capacities as such, before or by any court, governmental agency or arbitrator which (i) seek to challenge the legality or enforceability of the Agreement,
(ii) seek to challenge the legality or enforceability of any of the documents filed, or required to be filed, as exhibits to the Registration Statement, (iii) seek damages or other remedies with respect to any of the documents filed, or required to be filed, as exhibits to the Registration Statement or any Incorporated Document, (iv) except as set forth in or contemplated by the Registration Statement and the Prospectus, seek money damages of a material amount or seek to impose criminal penalties upon the Company, any of its Subsidiaries or any of their respective officers or directors in their capacities as such and of which we have knowledge or (v) seek to enjoin any of the business activities of the Company or any of its Subsidiaries or the transactions described in the Prospectus and of which we have knowledge.

         We have participated in the preparation of the Registration Statement and the Prospectus and, without assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto, and relying as to materiality to a large extent upon the statements of officers and other representatives of the Company, nothing has come to our attention that causes us to believe that, both as of the Effective Date and as of the Closing Date and the Option Closing Date, the Registration Statement, or any amendment thereto, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that any Prospectus or any amendment or supplement thereto at the time such Prospectus was issued, at the time any such amended or supplemented Prospectus was issued, at the Closing Date and the Option Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading (except that we express no belief as to, and this paragraph expressly excludes, the financial statements, schedules and other statistical and financial data contained in the Registration Statement or the Prospectus).

         The foregoing opinion is subject to the qualification that the enforceability of the Agreement may be: (i) subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally; and (ii) subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing.

         This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Agreement and may not be circulated to, or relied upon by, any other person, except that this letter may be relied upon by your counsel in connection with the opinion letter to be delivered to you pursuant to Section 5(g) of the Agreement.

         In rendering the foregoing opinion, counsel may state that they express no opinion as to the laws of any jurisdictions other than the federal laws of the United States, the general corporation law of the State of Delaware, the laws of the State of North Carolina and, subject to the qualification in paragraph 10 hereof, the laws of the State of New York, and as to matters of fact, upon the Company's representations and warranties in the Underwriting Agreement and certificates of officers of the Company and of government officials. Such counsel shall also not be required to render any opinion with respect to any matters as to which the Representatives receive special opinions pursuant to the provisions of the Underwriting Agreement. Copies of all such certificates shall be furnished to counsel to the Underwriters on the Closing Date.